UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

SUPERCONDUCTOR TECHNOLOGIES INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 11, 2013

To Our Stockholders:

A Special Meeting of Stockholders (our “Special Meeting”) of Superconductor Technologies Inc. will be held on Monday, March 11, 2013, at 11:00 a.m., local time, at our offices located at 9101 Wall Street, Suite 1300, Austin, Texas 78754, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To approve amendment of our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our board of directors within a specified range, without reducing the authorized number of shares of our common stock;

2.	To approve any adjournments of our Special Meeting to another time or place, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposal; and

3.	To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

Only stockholders of record at the close of business on January 25, 2013 are entitled to notice of and to vote at our Special Meeting. A list of stockholders as of this date will be available during normal business hours for examination at our offices by any stockholder for any purpose relevant to our Special Meeting for a period of ten days prior to the Special Meeting.

All stockholders are urged to attend our Special Meeting in person or vote by proxy. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND OUR SPECIAL MEETING IN PERSON, PLEASE SIGN AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT OUR SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. The proxy is revocable at any time prior to its exercise and will not affect your right to vote in person in the event you attend our Special Meeting.

By Order of the Board of Directors,

JEFFREY A. QUIRAM
President and Chief Executive Officer

Austin, Texas

February 5, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on March 11, 2013

Our Proxy Statement and proxy card are available on the Internet at http://www.proxyvote.com and at the “Securities Filings” section under the “Investors” tab on our corporate website at http://www.suptech.com.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 11, 2013

9101 Wall Street, Suite 1300

Austin, Texas 78754

(805) 690-4500

INTRODUCTION

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of the board of directors of Superconductor Technologies Inc. (our “Board” or “board of directors”) for use in connection with our Special Meeting of Stockholders to be held on Monday, March 11, 2013, beginning at 11:00 a.m., local time, at our offices located at 9101 Wall Street, Suite 1300, Austin Texas 78754, and at any and all adjournments or postponements thereof (our “Special Meeting”). At our Special Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To approve amendment of our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our Board within a specified range, without reducing the authorized number of shares of our common stock;

2.	To approve any adjournments of our Special Meeting to another time or place, if necessary, for the purpose of soliciting additional proxies in favor of the foregoing proposal; and

3.	To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about February 11, 2013.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our common stock at the close of business on January 25, 2013 (the “Record Date”) are entitled to notice of our Special Meeting and to vote at our Special Meeting. As of the Record Date, we had 50,533,875 shares of our common stock issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Special Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Special Meeting and voting in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote, in person or by proxy, for each share of common stock standing in its, his or her name on our books as of the Record Date on any matter submitted to the stockholders.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted FOR amendment of our restated certificate of incorporation, as amended, to effect a reverse stock split of our common stock at a ratio determined by our Board within a specified range and voted FOR any adjournment of our Special Meeting to solicit additional proxies in favor of the foregoing proposal, if necessary. No other business is expected to come before our Special Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with the recommendation of our Board.

If you will not be able to attend our Special Meeting to vote in person, please vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number located on your proxy card. Please do not return the enclosed paper ballot if you are voting by Internet or telephone.

We intend to solicit proxies primarily by mail. However, directors, officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock. We will reimburse reasonable charges and expenses in doing so.

Quorum and Voting Requirements

Quorum.    The required quorum for the transaction of business at our Special Meeting is generally the holders of a majority of the stock issued and outstanding on the Record Date and entitled to vote at our Special Meeting, present in person or by proxy. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Special Meeting with respect to such matter. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to a proposal.

Under our Amended and Restated Bylaws (“Bylaws”), any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of the stockholders represented at the meeting, in person or by proxy. Under Proposal 2, we may determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by us at the meeting.

Voting Requirements to Approval Proposals.    The approval of Proposal 1, the reverse stock split proposal, requires the affirmative vote of a majority of the shares of common stock outstanding on the Record Date. As a result, abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposal 1. The approval of Proposal 2, adjournment of our Special Meeting, requires the affirmative vote of a majority of the votes properly cast at our Special Meeting. As a result, abstentions and broker non-votes will have no effect on the result of Proposal 2.

Shares held in “Street Name.”    If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for Proposal 1, the reverse stock split, and Proposal 2, the adjournment of our Special Meeting, we expect that the broker will have the discretion to vote your shares for each proposal under the rules that govern brokers.

Broker Non-votes.    Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted.

PROPOSAL 1

AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Introduction

Our Board has unanimously approved and recommended to our stockholders an amendment to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) by a ratio of not less than one-for-two (1:2) and not greater than one-for-twelve (1:12), with the exact ratio to be set as a whole number within this range determined by our Board. If this Proposal 1 is approved, our Board may (but is not required to) effect the Reverse Stock Split within one year of the date of the Special Meeting without further stockholder approval. Even if this Proposal 1 is approved, our Board may decide not to effect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock and will not reduce the number of authorized shares of common stock but will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The proposed form of amendment to our Certificate of Incorporation to implement the Reverse Stock Split is attached to this proxy statement as Annex A.

Reasons for the Reverse Stock Split

Our common stock is listed on The NASDAQ Capital Market which has a continued listing requirement of $1.00 per share. The common stock is currently trading significantly below $1.00 per share. We have been provided two consecutive 180-day grace periods to regain compliance and can do so if the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days before April 1, 2013. The Reverse Stock Split is one method for achieving this goal. We value our listing on The NASDAQ Capital Market and currently intend to implement the Reverse Stock Split in order to assist in maintaining such listing.

We also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-two (1:2) and not greater than one-for-twelve (1:12). The need for the broad range is due to the volatility of the stock price which ranged from a high of $1.52 to a low of $0.2855 during the twelve months since January 18, 2012.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	The status of the common stock listing on The NASDAQ Capital Market and the listing standards of other stock exchanges;

•	The historical trading price and trading volume of our common stock;

•	The then prevailing trading price and trading volume for our common stock;

•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and

•	Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 1 for one year following the date of our Special Meeting. Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the meeting and prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two and a maximum of twelve shares of existing common stock will be combined into one new share of common stock. The table below shows, as of January 25, 2013, the approximate number of outstanding shares of common stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares) based on the 50,533,875 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	25,266,938
1-for-3	16,844,625
1-for-4	12,633,469
1-for-5	10,106,775
1-for-6	8,422,313
1-for-7	7,219,125
1-for-8	6,316,734
1-for-9	5,614,875
1-for-10	5,053,388
1-for-11	4,593,989
1-for-12	4,211,156

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not affect the number of authorized shares of capital stock, and, therefore, will have the effect of an increase in the number of authorized but unissued shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our board of directors without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The Reverse Stock Split could, under certain circumstances, have an anti-takeover effect (for example, by enhancing our ability to approve future issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction involving the Company with another company). This Proposal 1 is not being made in response to any effort of which the board of directors is aware to accumulate shares of our common stock or obtain control of the Company.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on the first anniversary of the Special Meeting, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the Certificate of Amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.

•

If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•

The average closing price of our common stock as reported by the NASDAQ Capital Market for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on the NASDAQ Capital Market, then as reported on the primary trading marked for our common stock;

•	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Vote Required

This Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will have the same effect as vote “against” this Proposal 1. The proxy holders will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted “FOR” the approval of this Proposal 1.

Board Recommendation

Our Board Recommends a Vote “FOR” Amendment of our Restated Certificate of Incorporation, as Amended, to Effect a Reverse Stock Split as Described in this Proposal 1.

PROPOSAL 2

ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes in favor of approval of the proposed amendment to our Certificate of Incorporation to effectuate the Reverse Stock Split as described in Proposal 1.

Under our Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of the stockholders represented at the meeting, in person or by proxy. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 30 days after the date fixed for the original meeting. If we determine that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by us at the meeting, such adjournment will be submitted for a stockholder vote under this Proposal 2.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this Proposal 2. Proxies solicited by the Board will be voted in favor of the adjournment unless a stockholder has indicated otherwise in their proxy.

Board Recommendation

Our Board Recommends a Vote “FOR” the Adjournment of the Special Meeting, if necessary, to Solicit Additional Proxies if there are Insufficient Votes to Approve Proposal 1.

VOTING SECURITIES OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of January 25, 2013, by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, (i) the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable, and (ii) the address of each person is c/o Superconductor Technologies Inc., 9101 Wall Street, Suite 1300, Austin, Texas 78754.

Name	Number of Shares (1)		Percentage Ownership

Xiaoxiong Zhang	2,877,361	(2)	7.1%
3/F, Block B, Tongfang Information Harbor, 11 Langshan, Nanshan Dist.,
Shenzhen, China 518057
Kopp Investment Advisors, LLC	8,778,935	(3)	17.4%
8400 Normandale Lake Boulevard, Suite 1450
Bloomington, MN 55437
Jeffrey A. Quiram	700,353		1.4%
William J. Buchanan	246,733		*
Robert L. Johnson	279,107		*
Kenneth E. Pfeiffer	25,000		*
Adam L. Shelton	315,196		*
Lynn J. Davis	71,400		*
Martin A. Kaplan	110,920		*
David W. Vellequette	65,000		*
All executive officers and directors as a group (8 persons)	1,813,709		3.6%

*	Less than 1%.
(1)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of January 25, 2013 as follows: Mr. Quiram, 357,277 shares; Mr. Buchanan 119,865 shares; Mr. Johnson 122,915 shares; Mr. Shelton, 184,807 shares; Mr. Davis, 21,400 shares; Mr. Kaplan, 23,000 shares; Mr. Vellequette, 15,000 shares; and all executive officers and directors as a group, 844,264 shares.
(2)

Based solely on information reported in a joint Schedule 13G/A filed with the SEC on February 17, 2010, by China Poly Group, Ltd. (“China Poly Group”), Hunchun Baoli Communications Co., Ltd. (“Baoli”), Baoli Investment Group Ltd. (“Baoli Investment”), and Xiaoxiong Zhang (“Mr. Zhang”): (A) each of China Poly Group, Baoli and Baoli Investment is a company organized under the laws of the People’s Republic of China; (B) Mr. Zhang is the majority and controlling shareholder of China Poly Group; (C) collectively, China Poly Group, Baoli and Baoli Investment are the beneficial owners of 2,877,361 shares of which (i) China Poly Group has shared voting power with respect to 1,924,296 shares and shared dispositive power with respect to 2,277,361 shares; (ii) Baoli has shared voting and dispositive power with respect to 2,148,296 shares; (iii) Baoli Investment has shared dispositive power with respect to 600,000 shares; and (iv) Mr. Zhang has shared voting power with respect to 1,924,296 shares and shared dispositive power with respect to 2,877,361 shares; (D) China Poly Group holds 353,065 shares directly and Baoli Investment holds 600,000 shares directly. The shares described in subsection (D) are subject to an Irrevocable Proxy and Voting Agreement pursuant to which we hold all voting rights in such shares. We are aware that Baoli and China Poly Group have transferred common and preferred shares to affiliates in several transactions. We do not know whether such transferred shares continue to be beneficially owned by Mr. Zhang. The shares transferred by China Poly Group continue to be subject to an Irrevocable Proxy and Voting Agreement pursuant to which the shares must be voted in proportion to the other shares voting on an issue. Baoli, China Poly and certain persons affiliated with them hold an aggregate of 536,523 shares of our Series A Preferred Stock. Subject to the terms and conditions of the Series A Preferred Stock and to customary adjustments to the conversion rate, each share of our Series A Preferred Stock is convertible into ten shares of our common stock so long as the number of shares of our common stock beneficially owned by the holder and related parties following such conversion does not exceed 9.9% of our outstanding common stock.
(3)	Based solely on information reported in a Schedule 13D/A filed with the SEC on December 21, 2012 by Kopp Investment Advisors, LLC (“KIA”), Kopp Holding Company, LLC (“KHC”), and LeRoy C. Kopp (“Mr. Kopp”). KIA, KHC and Mr. Kopp are the beneficial owners of and have shared voting authority with respect to 8,776,335 shares and shared dispositive power with respect to 2,911,202 shares. Mr. Kopp has sole dispositive power with respect to 5,867,733 shares.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholders intending to present a proposal at our 2013 Annual Meeting of Stockholders must comply with the requirements and provide the information set forth in our Bylaws. Under our Bylaws, a stockholder’s proposal must be timely received, which means that a proposal must be delivered to or mailed to our Secretary not less than 90 days prior to the meeting; provided that if less than 100 days notice or prior public disclosure of the meeting is given to stockholders, then notice by a stockholder, to be timely received, must be received by our Secretary not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Proposals by eligible stockholders that are intended to be presented at our 2013 Annual Meeting of Stockholders were required, pursuant to Rule 14a-8 of the Securities and Exchange Commission and our Bylaws, to have been received by our Corporate Secretary at Superconductor Technologies Inc., 460 Ward Drive, Santa Barbara, California 93111 not later than December 17, 2012 in order to be considered for inclusion in our proxy materials.

OTHER MATTERS

We know of no other matters to be submitted at our Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board may recommend.

By Order of the Board of Directors,

JEFFREY A. QUIRAM
President and Chief Executive Officer

Austin, Texas

February 5, 2013

ANNEX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERCONDUCTOR TECHNOLOGIES INC.

Superconductor Technologies Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. That Article IV. of the Restated Certificate of Incorporation of the Company is hereby amended to add Section 3 as follows:

“Section 3. Effective as of the close of business on [            ], 20[    ], each [  ] shares of the issued and outstanding shares of Common Stock of this corporation shall thereby and thereupon automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock of this corporation (the “Reverse Stock Split”). No scrip or fractional shares will be issued by reason of the Reverse Stock Split. In lieu thereof, cash shall be distributed to each stockholder of the Company who would otherwise have been entitled to receipt of a fractional share and the amount of cash to be distributed shall be based upon the average closing price of a share of Common Stock on the NASDAQ Capital Market or other primary trading market for the Common Stock for the five trading days immediately preceding the effective date of this Certificate of Amendment.”

2. That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, by approval of the Board of Directors of the Company and by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote thereon.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of Restated Certificate of Incorporation to be duly executed by its authorized officer this     day of                 , 201    .

Superconductor Technologies Inc.

By:
[name, title]

DETACH HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SUPERCONDUCTOR TECHNOLOGIES INC.

SPECIAL MEETING OF STOCKHOLDERS

MARCH 11, 2013

The undersigned stockholder of SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated February 5, 2013, and hereby appoints each of Jeffrey A. Quiram and William J. Buchanan, or any of them, as proxy and attorney-in-fact with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Superconductor Technologies Inc. to be held on Monday, March 11, 2013 at 11:00 a.m., local time, at the offices of Superconductor Technologies Inc., located at 9101 Wall Street, Suite 1300, Austin, Texas 78754 and at any adjournment or adjournments thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

[SEE REVERSE SIDE] CONTINUED AND TO BE SIGNED ON REVERSE SIDE [SEE REVERSE SIDE]

[BACK OF PROXY]

DETACH HERE

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

☒	Please mark votes as in this example

1. PROPOSAL TO APPROVE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. PROPOSAL TO APPROVE ANY ADJOURNMENTS OF OUR SPECIAL MEETING TO ANOTHER TIME OR PLACE, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSAL 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both must sign.)

Signature:	Date:

Signature:	Date:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AND FOR ANY ADJOURNMENT OF OUR SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSAL.